2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SALE OF 25% INTEREST IN

THE NOARK PIPELINE SYSTEM

Houston, Texas – May 1, 2006...Southwestern Energy Company (NYSE: SWN) today announced that it has entered into an agreement to sell its 25% minority interest in the NOARK Pipeline System, Limited Partnership (“NOARK”) to Atlas Pipeline Partners, L.P. (NYSE: APL). The company will realize gross proceeds of $69.0 million from the sale of the company’s interest in NOARK. In connection with the sale, Southwestern will directly assume $39.0 million of partnership debt related to its ownership interest in NOARK and for which it is also the sole guarantor. The transaction is expected to close in the second quarter.

NOARK owns Ozark Gas Transmission, L.L.C. (“OGT”), which operates a FERC-regulated interstate pipeline extending from eastern Oklahoma through central and northeastern Arkansas and into Missouri as well as Ozark Gas Gathering, L.L.C., which is an unregulated gas gathering pipeline in Oklahoma and Arkansas. In April 2006, Southwestern’s Midstream operations entered into a three-year firm transportation arrangement with OGT to transport volumes increasing to 175,000 MMBtu per day in the later stages of the contract.

“We are very pleased with the sale of our minority interest in NOARK and plan to utilize the sale proceeds to help fund our 2006 capital investment program,” stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy.

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, marketing, and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

Greg D. Kerley

                                                                Brad D. Sylvester, CFA

Executive Vice President

                                                    Manager, Investor Relations

and Chief Financial Officer

                                                    (281) 618-4897

(281) 618-4803

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believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in commodity prices for natural gas and oil; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays; the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position; the extent of the company’s success in drilling and completing horizontal wells; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s lack of experience owning and operating drilling rigs; the company’s ability to fund its planned capital expenditures; future property acquisition or divestiture activities; the effects of weather and regulation on the company’s gas distribution segment; increased competition; the impact of federal, state and local government regulation; the financial impact of accounting regulations and critical accounting policies; changing market conditions and prices (including regional basis differentials); the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates; the availability of oil field personnel, services, drilling rigs and other equipment; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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